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                                                                   EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statement on (i) Form S-3 (SEC File No. 333-37122), (ii) Form S-3 (SEC File No. 333-95291), (iii) Form S-4 (SEC File No. 333-91463), (iv) Form S-8 (SEC File
No. 333-70145), (v) Form S-8 (SEC File No. 333-79331), (vi) Form S-8 (SEC File
No. 333-95505) and (vii) Form S-8 (SEC File No. 333-81684) of Dice Inc. (formerly known as EarthWeb Inc.) of our report dated February 7, 2001 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

                                        /S/  PRICEWATERHOUSECOOPERS LLP

New York, New York
March 28, 2002